EXHIBIT 23.3

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153608-05) of The Cleveland Illuminating Company of our reports dated February 18, 2010 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Cleveland, OH
February 18, 2010